UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2014 (June 30, 2014)

American Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10784 (Commission File Number)	65-0203383 (IRS Employer Identification No.)

1000 American Media Way, Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

(561) 997-7733
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

American Media, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) to report the appointment of Randal Klein to the Company’s Compensation Committee.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On June 12, 2014, the Board of Directors of the Company (the “Board”) appointed Randal Klein to the Board. Mr. Klein’s appointment to the Board was reported under item 5.02 on the Company’s Current Report on Form 8-K filed with the Securities and Commission (the “SEC”) on June 16, 2014 (the “Original Form 8-K”); such disclosure is incorporated herein by reference in its entirety. At the time of the filing of the Original Form 8-K with the SEC, Mr. Klein’s committee assignment had not been determined. On June 30, 2014, the Board appointed Mr. Klein to the Compensation Committee.

After giving effect to the appointment to the Compensation Committee disclosed above, the Compensation Committee is now comprised of the following members of the Board:

Compensation Committee: Michael Elkins (Chairman), Gavin Baiera, Randal Klein, Charles Koones and David Pecker.

No changes were made to the Company’s Audit Committee, the only other standing committee of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA, INC.
(Registrant)

Dated: July 7, 2014	By:	/s/ Eric S. Klee
Name: Eric S. Klee
Title: Senior Vice President, Secretary and General Counsel